Exhibit 99.1

August 6, 2020

Dear Alan,

Please except my resignation as President effective immediately.

My resignation is for personal reasons and not due to any disagreements with the Company or its policies.

I wish you and the company the greatest success for all the investors and of course, for my personal investments as well.

If I can be of service, please call on me.

Michael Mann